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                         AURORA BIOSCIENCES CORPORATION
                                  EXHIBIT 11.1
                 STATEMENT RE COMPUTATION OF NET LOSS PER SHARE



                                                     Three months ended June 30,          Six months ended June 30,
                                                   ------------------------------      ------------------------------
                                                       1997              1996              1997              1996
                                                   ------------      ------------      ------------      ------------
Net loss                                           $ (1,602,546)     $   (668,647)     $ (2,444,174)     $ (1,167,858)

Computation of common and common equivalent
  shares outstanding:
    Weighted average common shares outstanding        3,417,482         1,994,293         3,167,096         1,484,017
    Convertible preferred stock assuming
        conversion from date of issuance              9,915,973         9,217,655         9,915,973         5,643,989
                                                   ------------      ------------      ------------      ------------
                                                     13,333,455        11,211,948        13,083,069         7,128,006
Shares related to SAB 83 (1):
    Common stock                                            374           921,060             9,040           954,758
    Convertible preferred stock                              --           437,811                --           828,196
    Warrants (2)                                         45,290            45,290            45,290            45,290
    Common stock options granted (2)                    529,816           507,159           518,550           507,159
                                                   ------------      ------------      ------------      ------------
                                                        575,480         1,911,320           572,880         2,335,403

Shares used in computing net loss per share          13,908,935        13,123,268        13,655,949         9,463,409
                                                   ============      ============      ============      ============
Net loss per share                                 $       (.12)     $       (.05)     $       (.18)     $       (.12)
                                                   ============      ============      ============      ============

(1)     Using the treasury stock method.

(2) All warrants and common stock options were granted after March 14, 1996 and are included in this calculation as SAB 83 shares.